EXHIBIT 10.2

THE HOLDER’S RIGHTS HEREUNDER ARE SUBORDINATE TO THE RIGHTS OF SILICON VALLEY BANK (“SENIOR LENDER”) AS SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF BY AND AMONG THE BORROWER, THE HOLDER AND THE SENIOR LENDER, AS MAY BE AMENDED FROM TIME TO TIME. THE HOLDER’S RIGHTS HEREUNDER MAY ALSO BE SUBJECT TO OTHER SUBORDINATION AGREEMENTS AS PROVIDED HEREIN.

PROMISSORY NOTE

$5,332,537.72	June 28, 2013
Minneapolis, Minnesota

          FOR VALUE RECEIVED, the undersigned, UROLOGIX, INC., a Minnesota corporation (“Borrower”), hereby promises to pay to the order of MEDTRONIC, INC., a Minnesota corporation (“Holder”), its successors or assigns, at its offices at 710 Medtronic Parkway, Minneapolis, MN 55432-5604, or at such other place as Holder may, from time to time designate to Borrower in writing, the principal sum of Five Million Three Hundred Thirty-Two Thousand Five Hundred Thirty-Seven Dollars and Seventy-Two Cents ($5,332,537.72), or such other amount as shall then be equal to the outstanding principal amount hereof, together with interest at the annual rate set forth herein on the unpaid principal balance from the date hereof, in the manner provided in this Promissory Note (this “Note”).

          This Note is issued pursuant to that certain Restructuring Agreement and Amendment to Transaction Documents dated as of the date hereof among Borrower, Holder and Medtronic VidaMed, Inc. (the “Restructuring Agreement”). The Holder is entitled to the benefits of, and this Note is subject to the provisions of, the Restructuring Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Restructuring Agreement.

1. Interest Rate. Commencing on the date hereof, interest shall accrue on the outstanding principal under this Note at an annual fixed rate of six percent (6%), compounded annually. Interest shall be calculated on the basis of actual days elapsed and three hundred sixty (360) days per year.

2. Payment of Principal and Interest; Maturity; Adjustment to Principal. Commencing on March 31, 2015, Borrower shall make five (5) equal annual payments of principal, plus accrued and unpaid interest on this Note, with each installment being due on March 31 of each year until the Maturity Date. All amounts due hereunder, including without limitation the principal outstanding and accrued but unpaid interest, shall be due and payable in full on March 31, 2019 (the “Maturity Date”). All payments of principal and interest shall be in lawful money of the United State of America and shall be made by certified check delivered to Holder at the address set forth in the first paragraph of this Note or by wire transfer or other immediately available funds to the bank account furnished by Holder to Borrower for that purpose.

3. Security Interest. Borrower agrees and acknowledges that this Note and all obligations hereunder shall be secured pursuant to that certain Security Agreement dated as of the date hereof by and between Borrower and Holder (the “Security Agreement”).

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

a.

Failure to Pay or Convert. The failure of the Borrower to (i) pay the Holder hereof any payment of interest or principal within ten (10) business days after the date it is due, or (ii) pay the Holder hereof the entire amount of any unpaid principal amount plus any other amounts owed but unpaid hereunder upon Maturity Date.

b.

Breach of Covenants. The breach in any material respect of any of the representations, warranties, covenants or other agreements made by the Borrower in, or any material default or event of default by Borrower under, the Restructuring Agreement or Security Agreement (or any of the exhibits, agreements or instruments contemplated thereby), provided Holder has provided Borrower with written notice specifying the breach and Borrower has not cured such breach within thirty (30) days after receipt of such notice.

c.

Voluntary Bankruptcy or Insolvency Proceedings. Should Borrower (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of it or of all or a substantial part of its property; (ii) make a general assignment for the benefit of its creditors; or (iii) commence a voluntary case or any other proceeding seeking liquidation, reorganization or other relief with respect to either Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in any involuntary case or other proceeding commenced against it.

d.

Involuntary Bankruptcy or Insolvency Proceedings. Should proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property of Borrower, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts of Borrower under any bankruptcy, insolvency or other similar law, now or` hereafter in effect, be commenced and not dismissed or discharged within thirty (30) days of commencement.

e.	Dissolution. Any proceedings for the dissolution or winding up of Borrower shall be commenced.

f.	Failure to Pay Debts. Borrower fails to pay its debts generally as they become due (other than Borrower’s trade payables incurred in the ordinary course of its business).

g.

Government Action. Any governmental or regulatory authority institutes any proceeding or investigation against Borrower that would, or would reasonably be likely to, have a material adverse effect on Borrower’s financial condition, operations or ability to pay or perform Borrower’s obligations under this Note.

h.

Other Breach or Defaults. Borrower breaches or defaults in any material respect under any term, condition, provision, representation, warranty or other covenant contained in this Note that is not specifically referred to in this Section 4 and, with respect to such breaches or defaults, to the extent they are curable, Borrower fails to cure such breaches and defaults within thirty (30) days after Holder gives Borrower written notice of their occurrence and the actions required for their cure.

i.

Defaults Under Other Indebtedness. There is a default in any agreement to which Borrower is a party with a third party or parties which consists of the failure to pay any indebtedness for borrowed money at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of indebtedness for borrowed money in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a material adverse effect on Borrower’s business.

j.

Defaults Under Other Transaction Documents. There is a material breach by Borrower of any term, condition, provision, representation, warranty or covenant set forth in the Restructuring Agreement, the Security Agreement, or the Transaction Documents and, with respect to such breaches or defaults, to the extent they are curable, Borrower fails to cure such breaches and defaults within thirty (30) days after Holder gives Borrower written notice of their occurrence and the actions required for their cure.

5. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default, and after any required notice, or at any time thereafter, Holder immediately may declare all outstanding obligations payable by Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any and all rights, powers or remedies granted to it or otherwise permitted to it under this Note, the Security Agreement, the Restructuring Agreement or any Transaction Documents, or by law (either by suit in equity or by action at law, or both), including, without limitation, the right to collect from Borrower all sums due under this Note. Borrower shall pay all costs and expenses incurred by or on behalf of Holder in connection with Holder’s exercise of any or all of its rights or remedies under this Note, including, without limitation, reasonable fees and costs of outside counsel, which will be provided to Urologix through a one-page summary, it being understood that such one-page summary shall only be provided for informational purposes and shall not be construed to waive Holder’s rights to immediately declare any outstanding obligations as immediately due and payable without presentment, demand, protest or any other notice of any kind.

6. Prepayment. Borrower may prepay this Note without penalty in whole or in part at any time.

7. Change of Control. In the event of a Change of Control (as defined below) of Borrower, all outstanding principal, accrued and unpaid interest and all other amounts due hereunder shall become due and payable at the closing of such Change of Control. The term “Change of Control” shall mean:

a.

any third party shall become the “Beneficial Owner” (as such term is defined in Rule 13d-3 promulgated under the Security Exchange Act of 1934, as amended), directly or indirectly, of fifty percent (50%) or more of the combined voting power of Borrower’s then outstanding securities, or

b.

there should occur (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Borrower, or (ii) any consolidation of merger involving Borrower and Borrower shall not be the continuing or surviving corporation or the shares of Borrower’s capital stock shall be converted into cash, securities or other property; provided, however, that this subsection (ii) shall not apply to a merger or consolidation in which the shareholders of Borrower immediately prior to the transaction own at least fifty one percent (51%) of the capital stock of the surviving corporation immediately after the transaction.

8. Priority. This Note shall be senior in all respects (including right of payment) to all indebtedness for borrowed money of Borrower, now existing or hereafter arising, other than indebtedness for borrowed money of Borrower owed to (i) Silicon Valley Bank pursuant to that certain Loan and Security Agreement, dated January 11, 2012 (as the same may be amended, supplemented or otherwise modified from time to time), between Borrower and Silicon Valley Bank (“Senior Lender”) or its successors or assigns, provided that such successor or assigns enters into a loan agreement with Borrower with substantially the same terms in all material respects, which does not exceed the capped amount set forth in Section 2 of the Subordination Agreement between Holder and Silicon Valley Bank, dated June 28, 2013 (the “Capped Amount”);or (ii) a new lender that provides refinancing of the indebtedness described in clause (i) with substantially the same terms in all material respects, which does not exceed the Capped Amount.

9. Successors and Assigns. The rights and obligations of Borrower and Holder under this Note shall be binding upon and benefit the successors, assigns and transferees of the parties. All references in this Note to the “Borrower” and the “Holder” shall be deemed to apply to the Borrower and the Holder, respectively, and to their respective successors and assigns. This Note shall not be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, Holder may assign or transfer this Note to an affiliate of Holder, provided that such affiliate is not a competitor of Borrower and Medtronic, Inc. remains such affiliate’s agent with respect to the obligations under this Note. Such transfer or assignment will be effected by Holder surrendering this Note at the principal office of Borrower for such assignment and transfer, and promptly after such surrender and without expense (other than transfer taxes, if any) to Holder, Borrower shall issue in exchange therefor another Note or Notes in the name of such affiliate of Holder, as Holder shall designate. Prior to any proposed transfer of the Note, Borrower may request an opinion of counsel be obtained, at the expense of Borrower, reasonably satisfactory to Borrower to the effect that the proposed transfer may be effected without registration under the Securities Act of 1933, as amended and applicable state securities laws and, if so requested, Borrower shall be entitled to refuse such transfer until receipt of such opinion.

10. Waiver and Amendment. Any provision of this Note may only be amended, waived or modified only upon the written consent of the Borrower and the Holder.

11. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the conflicts of law provisions of the State of Minnesota or of any other state.

12. Subordination. Holder acknowledges and agrees that the Holder’s rights hereunder are subordinate to the rights of Senior Lender, as set forth in that certain Subordination Agreement dated as of the date hereof by and among the Borrower, Holder and the Senior Lender (the “Subordination Agreement”). In the event of an assignment by Senior Lender to a successor or assignee or the refinancing of the indebtedness owing to Senior Lender to another lender, Holder agrees to enter into a new subordination agreement with such lender, provided that the terms and conditions are substantially the same terms in all material respects, up to the Capped Amount, as entered into as of the date hereof with Senior Lender.

13. Miscellaneous.

a.	Borrower:

i.

Waives diligence, presentment, demand for payment, notice of dishonor, notice of non-payment, protest, notice of protest, and any and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note;

	ii.	Waives the benefit of any statute of limitations to the maximum extent permitted by law with respect to any action to enforce this Note and any other action related to this Note;

iii.

Agrees that no failure on the part of Holder to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms of this Note, will constitute a waiver of that power, right or privilege; and

iv.

Agrees that the acceptance at any time by Holder of any past due amounts will not be deemed to be a waiver of the requirement to make prompt payment when due of any other amounts then or hereafter due and payable.

b.

BORROWER AGREES THAT AT THE OPTION OF THE HOLDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT LOCATED IN HENNEPIN COUNTY, MINNESOTA. BORROWER AND THE HOLDER CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, OR ALLEGING ANY BREACH OF THIS NOTE, THE HOLDER,

AT ITS OPTION, WILL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES DESCRIBED ABOVE, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

c.	BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED ON OR ARISING OUT OF THIS NOTE.

d.

This Note shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower’s assets, and shall continue to be effective or be reinstated, if at any time payment and performance of Borrower’s obligations hereunder, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of Borrower’s obligations hereunder, whether as a voidable preference, fraudulent conveyance, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, Borrower’s obligations hereunder shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[Signature page follows.]

          IN WITNESS WHEREOF, the undersigned has hereunto affixed its signature to this Promissory Note.

UROLOGIX, INC.

By:	/s/ Greg Fluet
Name:	Greg Fluet
Title:	Chief Executive Officer

[Signature page to Promissory Note.]